Exhibit 99.1

CION INVESTMENT CORPORATION SCHEDULES 2025 FOURTH QUARTER AND YEAR-END EARNINGS RELEASE AND CONFERENCE CALL

Call Scheduled for 11:00 a.m. ET on Thursday, March 12, 2026

NEW YORK, NY (January 21, 2026) – CION Investment Corporation (NYSE: CION) (“CION”) announced today that it will report its financial results for the fourth quarter and year ended December 31, 2025 on Thursday, March 12, 2026, prior to the opening of the financial markets. CION will discuss those results in an earnings conference call at 11:00 a.m. ET that same day.

Participant Dial-in Numbers:

Domestic (Toll-Free): 877-484-6065

International (Toll): +1 201-689-8846

All participants are asked to dial in approximately 10 minutes before start time. An accompanying slide presentation will be available in PDF format in the Investor Resources section of CION’s website at www.cionbdc.com after issuance of the earnings release.

Webcast:

To register for the webcast, please use the following link: CION Investment Corporation Fourth Quarter and Year-End Conference Call.

Those who are unable to attend the live conference call may access the recording at the above webcast link, which will be made available shortly after the conclusion of the call.

ABOUT CION INVESTMENT CORPORATION

CION Investment Corporation is a leading publicly listed business development company that had approximately $1.9 billion in total assets as of September 30, 2025. CION seeks to generate current income and, to a lesser extent, capital appreciation for investors by focusing primarily on senior secured loans to U.S. middle-market companies. CION is advised by CION Investment Management, LLC, a registered investment adviser and an affiliate of CION. For more information, please visit www.cionbdc.com.

FORWARD-LOOKING STATEMENTS

This press release may contain forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by the use of forward-looking terminology such as "may," "will," "should," "expect," "anticipate," "project," "target," "estimate," "intend," "continue," or "believe" or the negatives thereof or other variations thereon or comparable terminology. You should read statements that contain these words carefully because they discuss CION’s plans, strategies, prospects and expectations concerning its business, operating results, financial condition and other similar matters. These statements represent CION’s belief regarding future events that, by their nature, are uncertain and outside of CION’s control. There are likely to be events in the future, however, that CION is not able to predict accurately or control. Any forward-looking statement made by CION in this press release speaks only as of the date on which it is made. Factors or events that could cause CION’s actual results to differ, possibly materially from its expectations, include, but are not limited to, the risks, uncertainties and other factors CION identifies in the sections entitled "Risk Factors" and "Forward-Looking Statements" in filings CION makes with the SEC, and it is not possible for CION to predict or identify all of them. CION undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

OTHER INFORMATION

The information in this press release is summary information only and should be read in conjunction with CION’s Current Report on Form 8-K, which CION filed with the SEC on January 21, 2026, as well as CION’s other reports filed with the SEC. A copy of CION’s Current Report on Form 8-K and CION’s other reports filed with the SEC can be found on CION’s website at www.cionbdc.com and the SEC’s website at www.sec.gov.

CONTACTS

Media
Susan Armstrong
sarmstrong@cioninvestments.com

Investor Relations
Charlie Arestia

carestia@cioninvestments.com

(646) 253-8259

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